UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 29, 2011
(Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-117287	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2011, U.S. Geothermal Inc., a Delaware corporation (the “Company”), entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which the Company, from time to time, may issue and sell through MLV, acting as the Company’s sales agent, shares of the Company’s common stock. The Company’s board of directors has authorized the issuance and sale of shares of the Company’s common stock under the Sales Agreement for aggregate gross sales proceeds of up to $10,000,000, subject to certain limitations based on the sales price per share, for a period of one year from the date of execution of the Sales Agreement.

Pursuant to the Sales Agreement, the sales, if any, of the Company’s common stock will be made only by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including without limitation sales made directly on NYSE Amex LLC, on any other existing trading market in the United States for the Company’s common stock or to or through a market maker in the United States. Pursuant to the Sales Agreement, MLV may also sell the Company’s common stock by any other method permitted by law and the rules and regulations of NYSE Amex LLC, including but not limited to in privately negotiated transactions, subject to prior written approval by the Company. No sales of the Company’s common stock under the Sales Agreement will be made through the Toronto Stock Exchange or other market for the Company’s common stock in Canada. MLV will act as the Company’s sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices.

Pursuant to the Sales Agreement, MLV will be entitled to compensation at a fixed commission rate of the greater of (i) 3% of the gross sales price per share sold or (ii)(1) $0.03 per share sold if the sale price per share is $0.80 or greater or (2) $0.0225 per share sold if the sale price per share is less than $0.80 (but in no event shall compensation exceed 8% of gross proceeds). The Company has agreed to reimburse a portion of MLV’s expenses in connection with the offering of the Company’s common stock under the Sales Agreement. The Company has also provided MLV with customary indemnification rights under the Sales Agreement.

The Sales Agreement will terminate upon the earlier of (i) the sale of all of the Company’s common stock subject to the Sales Agreement, (ii) September 30, 2013, or (iii) the termination of the Sales Agreement by the Company or MLV. MLV may terminate the Sales Agreement in certain circumstances, including but not limited to the occurrence of a material adverse effect that, in MLV’s reasonable judgment, would materially impair its ability to market the Company’s common stock, or limitation of trading of the Company’s common stock on NYSE Amex LLC. In addition, the Company or MLV may terminate the Sales Agreement at any time and for any reason upon 10 days prior notice to the other party.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, the Company entered into an employment agreement (the “Employment Agreement”) with Daniel Kunz as Chief Executive Officer of the Company. The Employment Agreement is effective October 1, 2011, and will remain in effect until December 31, 2012 unless earlier terminated in accordance with its terms.

Under the terms of the Employment Agreement, Mr. Kunz has agreed to devote 60 hours per month exclusively for the benefit of the Company. In consideration for the performance by Mr. Kunz of his responsibilities and duties as Chief Executive Officer of the Company, the Company has agreed to pay to Mr. Kunz compensation of $10,000 per month. In addition, Mr. Kunz will be eligible to earn a bonus at the discretion of the Company’s board of directors, and to participate in the Company’s employee health insurance, dental insurance, retirement and any other employee benefit plans in accordance with the terms and conditions of such plans. The Company will also reimburse Mr. Kunz for reasonable expenses incurred in connection with his employment. Until the earlier of expiration or termination of the Employment Agreement, the Company agrees to pay all reasonable costs associated with an existing life insurance policy owned by Mr. Kunz and professional membership dues incurred by Mr. Kunz related to his employment.

The Employment Agreement may be terminated by the Company without notice, payment in lieu of notice, severance payments, benefits, damages or other sums for causes which include failure to perform his duties in a competent and professional manner, appropriation of corporate opportunities or failure to disclose a material conflict of interest, a plea of guilty to, or conviction of, an indictable offense which may not be further appealed, fraud, dishonesty, illegality or gross incompetence, failure to disclose material facts concerning business interests or other employment that are relevant to his employment with the Company, refusal to follow reasonable and lawful directions of the Company, breach of fiduciary duty, and material breach under, or gross negligence in connection with his employment under, the Employment Agreement. Otherwise, either party may terminate the Employment Agreement upon one month’s written notice. The Employment Agreement includes covenants by Mr. Kunz with respect to the treatment of confidential information, non-competition and non-solicitation, and provides for equitable relief in the event of breach.

In the event that (i) Mr. Kunz’s employment is terminated without cause by the Company or for “good reason” by Mr. Kunz, and (ii) a “change of control” has occurred within the 12 months prior to the termination, Mr. Kunz is entitled to receive compensation equal to 24 monthly installments of his normal compensation no later than 60 days after the date of termination (which sum would be currently $240,000). “Good reason” includes a material decrease in base compensation, in authority, duties or responsibilities, in budget over which Mr. Kunz has authority, or a material change in geographic location of the services.

A “change of control” includes (a) a merger, amalgamation, arrangement, consolidation, reorganization or transfer where more than 50% of the voting securities of the Company are acquired by other persons and more than 50% of the board membership changes, (b) any person or persons acting together by agreement or understanding acquire(s), directly of indirectly, 30% or more of the voting securities of the Company (except in the case of public and private placement share offerings), (c) any person or persons acting together by agreement or understanding acquire(s), directly of indirectly, the right to appoint the majority of the directors of the Company, or (d) the Company disposes of all or substantially all of its assets, other than to its subsidiaries.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
1.1	At Market Issuance Sales Agreement dated September 30, 2011 between U.S. Geothermal Inc. and McNicoll, Lewis & Vlak LLC *
5.1	Opinion of Dorsey & Whitney LLP *
10.1	Employment Agreement dated September 29, 2011 between U.S. Geothermal Inc. and Daniel Kunz
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1) *

*

Exhibits are hereby incorporated by reference as exhibits to the Company’s registration statement on Form S-3 (File No. 333-170202), which was filed with the Securities and Exchange Commission on October 28, 2010, amended on November 24, 2010 and declared effective on December 1, 2010, pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 30, 2011	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer